ADVENTRX NARROWS PRIOR GUIDANCE ON NDA SUBMISSION TIMELINE

•	Submission Anticipated By Year-End 2009

SAN DIEGO – August 4, 2009 – ADVENTRX Pharmaceuticals, Inc. (NYSE Amex: ANX) today announced that it intends to submit an NDA for ANX-530 (vinorelbine emulsion) by the end of 2009. The Company successfully completed the final manufacturing activities required for the NDA submission, which activities were re-started following the Company’s June 2009 equity financing.

“Our recently completed manufacturing activities represented the last major hurdle before our NDA submission,” said Brian M. Culley, Principal Executive Officer at ADVENTRX. “While we continue to evaluate the bioequivalence and preclinical data, we have begun the substantial process of compiling the information required for a submission, which we expect to take place by the end of this year.”

About ANX-530 (vinorelbine emulsion)
ANX-530 is a novel emulsion formulation of the chemotherapy drug vinorelbine. Navelbine, a branded formulation of vinorelbine, is approved in the U.S. to treat advanced non-small cell lung cancer as a single agent or in combination with cisplatin. Worldwide sales of Navelbine and its generic equivalents in 2006 were in excess of $200 million. The ANX-530 formulation emulsifies vinorelbine into a homogeneous suspension of nanoparticles that may reduce exposure of the venous endothelium during administration of the drug.

About ADVENTRX Pharmaceuticals
ADVENTRX Pharmaceuticals is a biopharmaceutical company whose product candidates are designed to improve the safety of existing cancer treatments. More information can be found on the Company’s web site at www.adventrx.com.

Forward Looking Statements
ADVENTRX cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks and assumptions that, if they materialize or do not prove to be accurate, could cause ADVENTRX’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the risk that ADVENTRX will be unable to raise sufficient additional capital on a timely basis to submit an NDA for ANX-530, to fund operations during the FDA review period if an NDA is submitted, or to conduct pre-launch activities should an NDA for ANX-530 be submitted or launch activities should an NDA for ANX-530 be approved; the risk that ADVENTRX will be unable to raise sufficient additional capital on a timely basis to continue as a going concern; the risk that ADVENTRX will seek protection under the provisions of the U.S. Bankruptcy Code; the risk that ADVENTRX will reassess the results of the ANX-530 bioequivalence study and determine to conduct additional bioequivalence studies of ANX-530, including in humans; the potential for regulatory authorities to require additional preclinical work and/or clinical activities to support regulatory filings, including prior to the submission or the approval of an NDA for ANX-530, which activities may increase the cost and timeline to NDA submission or approval; the risk the FDA will determine that ANX-530 and Navelbine® are not bioequivalent, including as a result of performing pharmacokinetic equivalence analysis based on a patient population other than the population on which ADVENTRX based its analysis; the risk of investigator bias in reporting adverse events as a result of the open-label nature of the ANX-530 bioequivalence study, including bias that increased the reporting of adverse events associated with Navelbine and/or that decreased the reporting of adverse events associated with ANX-530; difficulties or delays in manufacturing, obtaining regulatory approval for and marketing ANX-530, including validating commercial manufacturing processes and manufacturers, as well as suppliers; the risk that the performance of third parties on whom ADVENTRX relies to conduct its studies or evaluate the data, including clinical investigators, expert data monitoring committees, contract laboratories and contract research organizations, may be substandard, or they may fail to perform as expected; and other risks and uncertainties more fully described in ADVENTRX’s press releases and periodic filings with the Securities and Exchange Commission. ADVENTRX’s public filings with the Securities and Exchange Commission are available at www.sec.gov.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date when made. ADVENTRX does not intend to update any forward-looking statement as set forth in this press release to reflect events or circumstances arising after the date on which it was made.